UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 8, 2019

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2019, the Board of Directors (the “Board”) of EnLink Midstream Manager, LLC (the “Manager”), the managing member of EnLink Midstream, LLC (“ENLC”), approved new forms of (i) the performance-based restricted incentive unit agreement (the “Performance-Based Award Agreement”) and (ii) the time-based restricted incentive unit agreement (the “Time-Based Award Agreement”) for future awards of equity-based compensation to certain officers including the principal executive officer, principal financial officer, and other named executive officers of the Manager and of EnLink Midstream GP, LLC, the general partner of EnLink Midstream Partners, LP (collectively, the “Named Executive Officers”), under the EnLink Midstream, LLC 2014 Long-Term Incentive Plan (the “Plan”).

Performance-Based Award Agreement

The Performance-Based Award Agreement generally provides that the vesting of the restricted incentive units (the “Restricted Units”) granted thereunder is dependent on (a) the Named Executive Officer’s continued employment or service with ENLC or its affiliates for all relevant periods and (b) the achievement of a performance goal based on total shareholder return (“TSR”) and a performance goal based on cash flow (“Cash Flow”). At the time of grant, the Board will determine the relative weighting of the two performance goals by including in the relevant Performance-Based Award Agreement the number of Restricted Units that will be eligible for vesting depending on the achievement of the TSR performance goals (the “Total TSR Units”) versus the achievement of the Cash Flow performance goals (the “Total CF Units”).

The Performance-Based Award Agreement provides for four separate performance periods: (i) three performance periods are each of the first, second, and third calendar years that occur following the vesting commencement date of the Performance-Based Award Agreement and (ii) the fourth performance period is the cumulative three-year period from the vesting commencement date through the third anniversary thereof (the “Cumulative Performance Period”).

One-fourth of the Total TSR Units (the “Tranche TSR Units”) relates to each of the four performance periods described above. Following the end date of a given performance period, the Governance and Compensation Committee (the “Committee”) of the Board will measure and determine the TSR performance of ENLC (the “ENLC TSR”) relative to the TSR performance of a designated group of peer companies (the “Peer Companies”) to determine the Tranche TSR Units that are eligible to vest, subject to the Named Executive Officer’s continued employment or service with ENLC or its affiliates through the end date of the Cumulative Performance Period. In short, the Performance-Based Award Agreement defines TSR for a given performance period as (i)(A) the average closing price of a common equity security at the end of the relevant performance period minus (B) the average closing price of a common equity security at the beginning of the relevant performance period plus (C) reinvested dividends divided by (ii) the average closing price of a common equity security at the beginning of the relevant performance period.

The following table sets out the levels at which the Tranche TSR Units may vest (using linear interpolation) based on the ENLC TSR percentile ranking for the applicable performance period relative to the TSR achievement of the Peer Companies:

Performance Level	Achieved ENLC TSR Position Relative to Peer Companies	Associated Vesting Level (expressed as a percentage of the Tranche TSR Units)
Below Threshold	Less than 25%	0%
Threshold	Equal to 25%	50%
Target	Equal to 50%	100%
Maximum	Greater than or Equal to 75%	200%

Approximately one-third of the Total CF Units (the “Tranche CF Units”) relates to each of the first three performance periods described above (i.e., the Cash Flow performance goal does not relate to the Cumulative Performance Period). The Board will establish the Cash Flow performance targets for purposes of the column in the table below titled “ENLC’s Achieved Cash Flow” for each performance period no later than March 31 of the year in which the relevant performance period begins. Following the end date of a given performance period, the Committee will measure and determine the Cash Flow performance of ENLC to determine the Tranche CF Units that are eligible to vest, subject to the Named Executive Officer’s continued employment or service with ENLC or its affiliates through the end of the Cumulative Performance Period. In short, the Performance-Based Award Agreement defines Cash Flow for a given performance period as (A)(i) ENLC’s adjusted EBITDA minus (ii) interest expense, current taxes and other, maintenance capital expenditures, and preferred unit accrued distributions divided by (B) the time-weighted average number of ENLC’s common units outstanding during the relevant performance period. By way of example, the following table sets out the levels at which the Tranche CF Units will be eligible to vest (using linear interpolation) based on the Cash Flow performance of ENLC for the performance period ending December 31, 2019:

Performance Level	ENLC’s Achieved Cash Flow	Associated Vesting Level (expressed as a percentage of the Tranche CF Units)
Below Threshold	Less than $1.43	0%
Threshold	Equal to $1.43	50%
Target	Equal to $1.55	100%
Maximum	Greater than or Equal to $1.72	200%

Subject to the exceptions described below, the Performance-Based Award Agreement provides that the Tranche TSR Units and the Tranche CF Units (as applicable, the “Tranche Units”) will be forfeited if the Named Executive Officer’s employment or service with ENLC and its affiliates terminates prior to the end date of the Cumulative Performance Period. However, the Tranche Units may vest or remain eligible for vesting in full or on a pro-rated basis for certain terminations of employment or service. For instance, if the officer’s employment or service is terminated as a general matter (x) due to his or her “retirement” (as defined in the Performance-Based Award Agreement and the Time-Based Award Agreement, as applicable),

(y) by ENLC or its affiliates without “cause” (as defined in the Performance-Based Award Agreement and the Time-Based Award Agreement, as applicable), or (z) by the officer for “good reason” (as defined in the Performance-Based Award Agreement and the Time-Based Award Agreement, as applicable) (each, a “Covered Termination”), the applicable Tranche Units (i.e., determined pursuant to the above tables) will vest in full or remain eligible for vesting on a pro-rated basis, depending on whether the applicable termination occurs prior to, on, or after the end date for the relevant performance period, whether the retirement is a “normal retirement” (as defined in the Performance-Based Award Agreement), and whether the Covered Termination occurs prior to, on, or after a “change of control” (as defined in the Plan) (if any).

If the Covered Termination occurs prior to the end date of the applicable performance period, the applicable Tranche Units will remain eligible for vesting, subject to achievement of the applicable performance goal (with vesting occurring as of the achievement of such performance goal). In such case, any such vesting will be on a pro-rated basis unless the Covered Termination is a normal retirement or a change of control occurs on or prior to such termination. If the Covered Termination occurs on or after the end date of the applicable performance period, the applicable Tranche Units will vest in full (assuming a threshold payout level is achieved for the relevant performance goal).

Similar vesting applies to the applicable Tranche Units in the case of death or a qualifying disability. If death or a qualifying disability occurs on or after the end date of the applicable performance period, the applicable Tranche Units will vest in full (assuming a threshold payout level is achieved for the relevant performance goal). If the death or qualifying disability occurs prior to the end date of the applicable performance period, vesting of the Tranche Units will be deemed to apply at the “Target” performance level.

Time-Based Award Agreement

The Time-Based Award Agreement generally provides that, subject to the satisfaction of the conditions set forth in the agreement, the Restricted Units granted thereunder (the “Subject Units”) will vest on the third anniversary of the vesting commencement date (the “Regular Vesting Date”). The Subject Units will be forfeited if the Named Executive Officer’s employment or service with ENLC and its affiliates terminates prior to the Regular Vesting Date except that the Subject Units will vest in full or on a pro-rated basis for certain terminations of employment or service prior to the Regular Vesting Date. For instance, the Subject Units will vest on a pro-rated basis for Covered Terminations except that the Subject Units will vest in full if the applicable Covered Termination is a “normal retirement” (as defined in the Time-Based Award Agreement) or the applicable Covered Termination occurs after a change of control (if any). The Subject Units will vest in full if death or a qualifying disability occurs prior to the Regular Vesting Date.

The foregoing description of the Performance-Based Award Agreement and the Time-Based Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Performance-Based Award Agreement and the form of Time-Based Award Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Form of Performance Unit Agreement made under the Plan.

10.2	Form of Restricted Incentive Unit Agreement made under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: March 14, 2019	By:	/s/ Eric D. Batchelder
Eric D. Batchelder
Executive Vice President and
Chief Financial Officer